Exhibit 99.1

News for Immediate Release

Eagle Materials Announces Strategic Portfolio Review

•	Announces Preliminary Fourth Quarter Financial Results

•	Board Authorizes Repurchase of an Additional 10 Million Shares

•	Mike Nicolais to Assume Role of Board Chairman;

Current Chairman Rick Stewart to Remain as Director

DALLAS – April 18, 2019 – Eagle Materials Inc. (NYSE: EXP, “Eagle” or the “Company”) today announced that its Board of Directors and management team, with the support of independent financial and legal advisors, has commenced a strategic review of its portfolio of businesses: heavy materials, light materials, and oil and gas proppants.

Strategic Portfolio Review

The Company regularly evaluates its strategic, operational, financial and capital allocation policies for opportunities to enhance shareholder value. The Eagle Board has decided to conduct this further review with its advisors following consultation and input from the Company’s largest shareholders. As part of the portfolio review, the Company will carefully consider the full range of options focused on enhancing the value creation potential of Eagle, including separating the businesses and evaluating potential transactions, among other strategic and financial alternatives. The Company may also, as appropriate, engage with third parties that could be participants in certain potential transactions.

There can be no assurance that the strategic portfolio review will result in any particular action or that a transaction will be consummated, nor can there be any assurance regarding the timing of any action or transaction. The Company does not intend to publicly discuss or disclose developments with respect to this process unless and until the Board has approved a definitive action, or the process is otherwise concluded.

Goldman Sachs & Co. LLC is serving as financial advisor to Eagle, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel in this review.

Preliminary Fourth Quarter Results and Share Repurchases

Based on preliminary financial results, Eagle expects to report financial results in the following ranges for the fiscal fourth quarter ended March 31, 2019:

Quarter Ended March 31, 2019
Revenue	$283 - $285 million
GAAP Losses before Income Taxes	$(173) - $(170) million
Adjusted Earnings before Income Taxes (1)	$47 - $50 million
GAAP Net Loss per Share (Diluted)	$(2.84) - $(2.80)
Adjusted Earnings per Share (Diluted) (1)	$0.85 - $0.89

(1)

Adjusted Earnings before Income Taxes and Adjusted Earnings per Share (Diluted) are non-GAAP financial measures and exclude the impact of a $220 million (pre-tax) non-cash impairment charge related to the Company’s oil and gas proppants business due to a decline in demand for northern white sand, in part due to some of our customers utilizing local in-basin sand with lower logistics cost. A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measure is attached hereto.

The estimated ranges of fourth quarter financial performance represent the most current information available to management and are not meant to be a comprehensive statement of our financial results for the quarter ended March 31, 2019. These amounts reported herein represent the Company’s unaudited, preliminary estimates and are thus subject to change.

The Company today also announced that its Board has authorized the repurchase of an additional 10 million outstanding shares of common stock. This increase is in addition to the remaining authorized shares under the existing share repurchase authorization. The total new authorization plus remaining authorization is approximately 10.7 million shares, and represents nearly 25% of Company shares outstanding. Share repurchases may be made from time to time in the open market or in privately negotiated transactions, which may include any or all of self-tender offers, entering into accelerated share repurchase programs with financial institutions, open market purchases and block trades, including plans intended to comply with the safe-harbor provided by Rule 10b5-1. Funding for such share repurchases will come from internally generated cash flow or with funds from existing or new credit facilities. This repurchase will be in addition to the nearly $300 million Eagle has returned to shareholders during fiscal 2019 through a combination of share repurchases and dividends.

Board Chairman Succession

The Company today also announced the planned succession of Mike Nicolais, currently Vice-Chairman of the Eagle Materials Board, to Chairman of the Board. He succeeds Rick Stewart who will continue to serve as a director. Mr. Nicolais currently serves as Vice Chairman at Highlander Partners, a Dallas-based private equity firm. From 2001 - 2003, he served as a partner in the private investment firm of Olivhan Investments, followed by being named managing director at Stephens, Inc. Previously, Mr. Nicolais spent 14 years in the Investment Banking division of Donaldson, Lufkin & Jenrette Securities, and was Managing Director and Co-Head of the firm’s Dallas office.

Commenting upon the strategic review, Mike Nicolais, newly appointed Chairman of Eagle, said “Today’s announcement is a reflection of our continuous evaluation of strategic and financial options and our deep commitment to driving value for our shareholders. While we are confident that the continued execution of our strategy, combined with our competitive market positions, production capabilities, long-standing commitment to cost discipline and exceptional employees will maximize the value of each individual business, this portfolio review will help ensure Eagle’s inherent value is appropriately reflected in the marketplace and that we are best positioned to enhance shareholder value. At the same time, the substantially increased share repurchase authorization demonstrates our continued confidence in the long-term value and cash flow potential of our business.”

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements about expected results, the strategic portfolio review process, potential transactions and other matters that are not historical facts. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations. Please refer to the publicly filed documents of the Company, including the most recent Forms 10-K and 10-Q, for additional information about the Company and about the risks and uncertainties related to the Company’s business which may affect the statements made in this press release.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard and Recycled Gypsum Paperboard, and Concrete, Sand and Aggregates from more than 75 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

Contacts

Investor Contact

For additional information, contact at 214-432-2000.

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Or

Media Contact

Joele Frank, Wilkinson Brimmer Katcher

Jim Golden / Clayton Erwin / Sophie Throsby

(212) 355 4449

Eagle Materials Inc.

Non-GAAP Financial Measures

(unaudited)

Dollars, other than earnings per share amounts, and number of shares in millions

Adjusted Earnings before Income Taxes and Adjusted Earnings per Share (Adjusted EPS (Diluted)) are non-GAAP financial measures and represent earnings before income taxes and earnings per diluted share excluding the impacts from non-routine items, including impairment charges (Non-routine Items). Management uses measures of earnings excluding the impact of Non-routine Items as a basis for comparing operating results of the Company from period to period and for purposes of its budgeting and planning processes. Although management believes that Adjusted Earnings before Income Taxes and Adjusted EPS are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation, or as a substitute for earnings before income taxes and earnings per diluted share and the related financial information prepared in accordance with GAAP. In addition, our presentation of Adjusted Earnings before Income Taxes and Adjusted EPS may not be the same as similarly titled measures reported by other companies, limiting its usefulness as a comparative measure.

The following shows the calculation of Adjusted Earnings before Income Taxes and Adjusted EPS (Diluted) and reconciles Adjusted Earnings before Income Taxes and Adjusted EPS (Diluted) to Losses before Income Taxes and Net Loss per Share (Diluted) in accordance with GAAP for the three-months ended March 31, 2019. The amounts presented below were determined using a tax rate for the three-months ended March 31, 2019 of 24%.

Quarter Ended March 31, 2019
Pre-tax impact of impairment charge	$220
After-tax impact of impairment charge	$168
Diluted average shares outstanding	45.5
Diluted earnings per share impact from Impairment Charge	$3.69

Quarter Ended March 31, 2019
GAAP Losses before Income Taxes	$(173) - $(170) million
Add back: Pre-tax impact from Impairment Charge	$220 million

Adjusted Earnings before Income Taxes	$47 - $50 million

Quarter Ended March 31, 2019
GAAP Net Loss per Share (Diluted)	$(2.84) - $(2.80)
Add back: Earnings per diluted share impact from Impairment Charge	$3.69

Adjusted EPS (Diluted)	$ 0.85 - 0.89